++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We can+ + not sell these securities until the registration statement filed with the + + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and it is not soliciting an offer to buy these+
+ securities in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Prospectus Supplement to Prospectus, Dated ____, 1998

Dillard Credit Card Master Trust
Issuer

Dillard Asset Funding Company
Transferor

Dillard National Bank
Servicer



--------------------------------------------------------------------------------
A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the Trust only and will not represent interests in or obligations of Dillard Asset Funding Company, the servicer or any of their affiliates.

This prospectus supplement may be used to offer and sell the specified series of certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

$_______  Class A Floating Rate Asset Backed Certificates, Series 1998-___

$_______ Class B Floating Rate Asset Backed Certificates, Series 1998-____


                                         Class A Certificates              Class B Certificates
Principal Amount                         $____________                     $_____________

Price                                    $______ (___%)                    $______ (___%)

Underwriters' Commissions                $______ (___%)                    $______ (___%)

Proceeds to the Issuer                   $______ (___%)                    $______ (___%)

Certificate Rate                         one-month LIBOR +                 one-month LIBOR +
                                                    ___% p.a.                         ___% p.a.

Interest Payment Dates                   monthly on the ___                monthly on the ___

First Interest Payment Date              __________, 19__                  ___________, 19__

Scheduled Principal Payment Date         __________, ___                   ___________, ____

The Class B Certificates are subordinated to the Class A Certificates.

These securities are interests in Dillard Credit Card Master Trust, and are backed only by the assets of the trust. Neither these securities nor the assets of the trust are obligations of Dillard Asset Funding Company, Dillard National Bank or any of their affiliates, or obligations insured by the FDIC.

These securities are highly structured. Before you purchase these securities, be sure you understand the structure and the risks. See "Risk Factors" on pages S-[9] of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

These securities are offered subject to availability.

Underwriters of the Class A Certificates
[insert list of Class A underwriters]

Underwriter of the Class B Certificates
[insert list of Class B underwriters]


                                              Table of Contents
Selected Trust Portfolio Data .......................................................................   S-3
Trust Payment Data ..................................................................................   S-4
Summary of Terms ....................................................................................   S-5
Structural Summary ..................................................................................   S-6
Risk Factors ........................................................................................   S-9
           Certificates Backed Only
              by the Assets of the Trust ............................................................   S-9
           Potential Early
              Repayment or Delayed
              Payment due to Reduced
              Portfolio Yield .......................................................................   S-9
           Basis Risk ...............................................................................   S-11
           Effects of Consumer Protection Laws on Certificateholders and Collections ................   S-11
           Timing of Principal Payments .............................................................   S-12
           Allocations of Charged-Off
              Receivables and Dilutions
              Could Reduce Payments
              to Certificateholders .................................................................   S-12
           Limited Ability to
              Resell Certificates ...................................................................   S-13
           Certain Liens Could
              Be Given Priority
              Over Your Securities ..................................................................   S-13
           Insolvency or Bankruptcy of DAFC
              or an Originator Could Result
              in Accelerated, Delayed or
              Reduced Payments to Certificateholders ...............................................    S-14
           Issuance of Additional
              Series by the Trust
              May Affect the Timing
              of Payments ...........................................................................   S-16
           Limited Control
              of Trust Actions ......................................................................   S-16
           Class B Bears Additional
              Credit Risk ...........................................................................   S-17
           Dependence on Dillard's ..................................................................   S-17
           Social, Technological
              and Economic Factors ..................................................................   S-17
           Calculation of
              Finance Charges .......................................................................   S-17
Dillard's Credit Card Portfolio .....................................................................   S-19
           General ..................................................................................   S-19
           Delinquency and Loss Experience ..........................................................   S-19
           Recoveries ...............................................................................   S-20
The Receivables .....................................................................................   S-21
           General ..................................................................................   S-21
           Dilution Experience ......................................................................   S-24
           Additional Trust Portfolio Information ...................................................   S-26
Maturity Considerations .............................................................................   S-27
           Controlled Accumulation Period ...........................................................   S-27
           Rapid Amortization Period ................................................................   S-27
           Pay Out Events ...........................................................................   S-28
           Payment Rates ............................................................................   S-28
Receivable Yield Considerations .....................................................................   S-29
Use of Proceeds .....................................................................................   S-31
Description of the Certificates .....................................................................   S-31
           General ..................................................................................   S-31
           Exchanges ................................................................................   S-33
           Status of the Certificates ...............................................................   S-33
           Interest Payments ........................................................................   S-33
           Principal Payments .......................................................................   S-34
           Postponement of Controlled Accumulation Period ...........................................   S-35
           Subordination ............................................................................   S-36
           Allocation Percentages ...................................................................   S-36
           Reallocation of Cash Flows ...............................................................   S-38
           Application of Collections ...............................................................   S-39
           Shared Excess Finance Charge Collections .................................................   S-48
           Shared Principal Collections .............................................................   S-48
           Required Collateral Interest .............................................................   S-48
           Defaulted Receivables; Dilutions; Investor Charge-Offs ...................................   S-49
           Servicer Guarantee .......................................................................   S-50
           Principal Funding Account ................................................................   S-50
           [Reserve Account .........................................................................   S-51
           Issuance of Additional Certificates ......................................................   S-52
           Companion Series .........................................................................   S-52
           Pay Out Events ...........................................................................   S-53
           Servicing Compensation and Payment of Expenses ...........................................   S-54
           Reports to Certificateholders ............................................................   S-55
Description of the Purchase Agreements ..............................................................   S-55
           General ..................................................................................   S-55
           Representations and Warranties ...........................................................   S-56
           Certain Covenants ........................................................................   S-56
           Repurchase Events ........................................................................   S-56
           Merger and Consolidation .................................................................   S-57
Listing And General Information .....................................................................   S-57
ERISA Considerations ................................................................................   S-58
           Class A Certificates .....................................................................   S-58
           Class B Certificates .....................................................................   S-59
           Consultation with Counsel ................................................................   S-59
Underwriting ........................................................................................   S-59
Exchange Listing ....................................................................................   S-61
Legal Matters .......................................................................................   S-61

                 Where to Find Information in These Documents

The attached prospectus provides general information about Dillard Credit Card Master Trust, including terms and conditions that are generally applicable to the securities issued by the trust. The specific terms of Series 1998-___ are described in this supplement.

This supplement begins with several introductory sections describing your series and Dillard Credit Card Master Trust in abbreviated form:

 . Summary of Terms provides important amounts, dates and other terms of your series;

 . Structural Summary, gives a brief introduction of the key structural features of your series directions for locating further information;

 . Selected Trust Portfolio Summary Data gives certain financial information about the assets of the Trust; and

 . Risk Factors, describes risks that apply to your series.

As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents pages in this supplement and the attached prospectus.

Capitalized terms are defined in the attached prospectus or in this supplement. Definitions are indicated by boldface type. Both the attached prospectus and this supplement contain an index of terms listing the page numbers where definitions can be found.

 TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE
          ATTACHED PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY.

                         Selected Trust Portfolio Data

GRAPHIC DISTRIBUTION OF RECEIVABLES IN TRUST PORTFOLIO AS OF _________, ______.

[Pie chart with accompanying key showing the following: Alabama-__%; Arizona-__%; Arkansas-__%; California-__%; Colorado-__%; Florida-__%; Georgia-__%; Idaho-__%; Illinois-__%; Indiana-__%; Iowa-__%; Kansas-__%; Kentucky-__%; Louisiana-__%; Mississippi-__%; Missouri-__%; Montana-__%; Nebraska-__%; Nevada-__%; New Mexico-__%; North Carolina-__%; Ohio-__%; Oklahoma-__%; South Carolina-__%; Tennessee-__%; Texas-__%; Virginia-__%; Utah -__% and Wyoming-__%.]

The chart above shows the geographic distribution of the receivables in the Trust portfolio among the 50 states. Other than the states specifically shown in the chart, no state accounts for more than 5% of receivables in the Trust portfolio.

AGE OF ACCOUNTS IN TRUST PORTFOLIO AS OF ________, ____.

[Bar chart showing the following: 0-12 months since the account was opened-__%; 13 - 24 months-__%; 25 - 36 months-__%; 37 - 48 months-__%; 49 - 60 months-__%;
61 - 120 months-__%; 121 + months-__%].

The chart above shows the percentages of the receivables in the Trust Portfolio arising under accounts within the age brackets shown.

                              Trust Payment Data

The chart above shows the total yield, payment rate and net charge-off rate for the Trust Portfolio for each month from _______ 19__ to ____________ 19__.

"Trust yield" for any month means the total amount of collected finance charges allocated to Dillard Credit Card Master Trust for the month, expressed as a percentage of total outstanding receivables at the beginning of the month.

The "payment rate" for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged off receivables, expressed as a percentage of total outstanding receivables at the beginning of the month.

The amount of "net charge-offs" for any month is the amount of charged off receivables recorded in the month, net of any recoveries from earlier charge-offs on receivables in the Trust Portfolio, expressed as a percentage of total outstanding receivables at the beginning of the month.

                               Summary of Terms


Transferor:                    Dillard Asset Funding Company ("DAFC")
Originators:                   Dillard National Bank ("DNB"); Dillard National
                               Bank (formerly known as Mercantile Stores
                               National Bank) ("DNB-La.")
Servicer:                      DNB
Trustee:
Pricing Date:                  _________, ____
Closing Date:                  _________, ____
Clearance and Settlement:      DTC/Cedel/Euroclear
Trust Assets:                  receivables originated in private label revolving
                               credit accounts, [including recoveries on charged-off receivables]


Series Structure:                                             Amount                             % of Total Series
         Class A                                          $___________                                         __%
         Class B                                          $___________                                         __%
         Collateral Interest                              $___________                                         __%

Annual Servicing Fee:                                                                                         ___%

                                                               Class A                                     Class B
Anticipated Ratings:*
(Moody's / S&P / Fitch IBCA)                   [  ]                                                           [  ]

Credit Enhancement:                           subordination of Class B                 subordination of collateral
                                           and the collateral interest                                    interest
Minimum Transferor
Interest:                                                __%                                          __%
Interest Rate:                                   [1-month LIBOR + ___%                       [1-month LIBOR + ___%
                                                                 p.a.]                       p.a.]
Interest Accrual Method:                                  actual / 360                       actual / 360
Interest Payment Dates:                                  monthly (___)                        monthly (___)
Interest Rate Index Reset Date:           [2 business days before each                     [2 business days before
                                           each interest payment date]                 each interest payment date]
First Interest Payment Date:                            _________, ___                              _________, ___
Scheduled Payment Date:                                 _________, ___                              _________, ___
Commencement of Controlled [Accumulation]
[Amortization] Period (subject to adjustment):          _________, ___ N/A
Series 1998-___ Legal Final Maturity:                   _________, ___                              _________, ___
Application for Exchange Listing:                           Luxembourg                                  Luxembourg

CUSIP Number                                             ______________                              ______________
ISIN Number                                              ______________                              ______________
Common Code                                              ______________                              ______________

----------
* It is a condition to issuance that one of these ratings be obtained.

To understand the structure of these securities, you must re ad carefully the attached prospectus and this supplement.

                              Structural Summary

This summary briefly describes certain major structural components of Series 1998-__. To fully understand the terms of Series 1998 -__ you will need to read both this supplement and the attached prospectus in their entirety.


The Series 1998-__ Certificates

Dillard Credit Card Master Trust is issuing the Series 1998-__ asset backed certificates in two classes: Class A Floating Rate Asset Backed Certificates and Class B Floating Rate Asset Backed Certificates.

For a more detailed discussion of the certificates, see "Description of the Certificates" in this supplement.

The certificates are backed by interests in a pool of private label revolving credit card receivables. These receivables are generated in accounts owned by the Originators in connection with the sale of Merchandise and Services by retail stores owned and operated by Dillard's Inc. and its Subsidiaries. These accounts are serviced by DNB and certain DNB Subservicers and transferred to DAFC by DNB, DNB-La., Dillard Investment Co., Inc. and Mersco Factors, Inc. pursuant to certain receivables purchase agreements.

For further information about the receivables supporting your certificates, see "The Receivables" and "Receivable Yield Considerations" in this supplement.

Your certificates represent the right to a portion of collections on the underlying receivables. Your certificates will also be allocated a portion of net losses on receivables, if any. Any collections allocated to your series in excess of the amount owed to you or DNB as servicer will be shared with other series of certificates issued by Dillard Credit Card Master Trust, or returned to the Transferor. In no case will you receive more than the principal and interest owed to you under the terms described in this Supplement.

For further information on allocations and payments, see "Description of the Certificates--Allocation Percentages" and "--Application of Collections" in this supplement.

Your certificates feature credit enhancement by means of the subordination of other interests, which is intended to protect you from net losses and shortfalls in cash flow. Credit enhancement is provided to Class A by the following:

         .     subordination of Class B
         .     subordination of the collateral interest

Credit enhancement is provided to Class B by the following:

         .     subordination of the collateral interest

The effect of subordination is that the more subordinated interests will absorb any net losses allocated to Series 1998-__, and make up any shortfalls in cash flow, before the more senior interests are affected. On the closing date the collateral interest will be $__________, or ____% of Series 1998-__.

For a more detailed description of the subordination provisions of Series 1998-__, see "Description of the Certificates--Subordination" in this supplement. For a discussion of losses see "Description of the Certificates--Defaulted Receivables; Investor Charge-Offs" in this supplement. See "Risk Factors" in this supplement for more detailed discussions of the risks of investing in Series 1998-__.

Dillard Credit Card Master Trust

Dillard Credit Card Master Trust is maintained by ________, as trustee, for the benefit of:

         .     certificateholders of Series 1998-__;

         . certificateholders of other series issued by Dillard Credit Card Master Trust [(_____ other series are currently outstanding)];

         . providers of credit enhancements for Series 1998-__ and other series issued by Dillard Credit Card Master Trust; and

         .     the Transferor.


Each series has a claim to a fixed dollar amount of Dillard Credit Card Master Trust's assets, regardless of the total amount of receivables in the trust at any time. DAFC holds the remaining claim to Dillard Credit Card Master Trust's assets, which fluctuates with the total amount of receivables in the Trust. DAFC, as the holder of that remainder, will have the right to purchase the outstanding Series 1998-__ certificates at any time when the outstanding amount of the Series 1998-__ certificateholders' interest in Dillard Credit Card Master Trust is less than 5% of the original amount of that interest.

For more information on the Dillard Credit Card Master Trust's assets, see "Dillard's Credit Card Portfolio" and "The Receivables" in this supplement and "Dillard's Credit Card Activities" and "The Receivables" in the attached prospectus.

Scheduled Principal Payments and Potential Later Payments

Dillard Credit Card Master Trust expects to pay the entire principal amount of Class A in [one] payment on _________, ____, and the entire principal amount of Class B in [one] payment on __________, ____. [In order to accumulate the funds to pay Class A on its scheduled payment date, the trust will conduct a controlled accumulation by setting aside principal collections in a principal funding account. The trust will deposit funds into the principal funding account during a "controlled accumulation period." The length of the controlled accumulation period may be as long as twelve months, but will be shortened if DAFC expects that a shorter period will suffice for the accumulation of the Class A payment amount. The accumulation period will end on the scheduled payment date for Class A, when the funds on deposit in the principal funding account will be paid to Class A.]

If Class A is not fully repaid on its scheduled payment date, Class A will begin to receive monthly payments of principal until it is fully repaid.

After Class A is fully repaid the Trust will use principal collections allocated to Series 1998-__ to repay Class B. [Because of the relatively small principal payment required to repay Class B, the Trust expects to pay the Class B principal in full in one month.] If Class B is not fully repaid on its scheduled payment date, Class B will begin to receive monthly payments of principal after Class A is fully repaid.

For more information on scheduled principal payments, the controlled accumulation period and Class B principal payments, see "Maturity Considerations" and "Description of the Certificates--Principal Payments ," "--Postponement of the Controlled Accumulation Period" and "--Application of Collections; Payments of Principal" in this supplement and "Description of the Certificates--Principal Payments" and "--Accumulation Period" in the attached prospectus.

Prior to the commencement of an accumulation or amortization period for Series 1998-__, principal collections will be paid to DAFC or shared with other series that are amortizing or in an accumulation period.

Minimum Yield on the Receivables; Possible Early Principal Repayment of Series 1998-__

If the average trust portfolio yield is less than the average "base rate" for Series 1998-__ for any three-month period, a "pay out event" will have occurred and Series 1998-__ will begin to amortize (a "rapid amortization"). The trust portfolio yield is generally the sum of collections of finance charges and related amounts minus default amounts as a percentage of the Series 1998-__ principal balance. The "base rate" is an annualized rate equal to the average certificate rate for Series 1998-__ plus the servicing fee percentage for Series 1998-__.

For more information on pay out events and the portfolio yield and base rate for Series 1998-__, See "Maturity Considerations--Pay Out Events" in this Supplement.

Series 1998-__ is also subject to several other pay out events, which could cause Series 1998-__ to amortize, and which are summarized under the heading "Description of the Certificates--Pay Out Events " in this supplement. If Series 1998-__ begins to amortize, Class A will receive monthly payments of principal until it is fully repaid; Class B will then receive monthly payments of principal until it is fully repaid. In that event, your certificates may be repaid prior to the scheduled payment date.

The final payment of principal and interest will be made no later than __________, ____, which is the Series 1998-__ final payment date.

For more information on early principal repayment and rapid amortization, see "Maturity Considerations," "Description of the Certificates--Principal Payments" and "--Pay Out Events" in this supplement and "Description of the Certificates--Principal Payments," "--Rapid Amortization Period" and "--Final Payment of Principal; Termination" in the attached prospectus.

Tax Status of Class A, Class B and Dillard Credit Card Master Trust

Simpson Thacher & Bartlett, as tax counsel to DAFC, is of the opinion that under existing law the Class A and Class B certificates will be characterized as debt for U.S.

federal income tax purposes and that Dillard Credit Card Master Trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For further information regarding the application of U.S. federal income tax laws, see "Tax Matters" in the attached prospectus.

ERISA Considerations

Class A Certificates: The Underwriters anticipate that the Class A Certificates will meet the criteria for treatment as "publicly-offered securities." If so, subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the attached prospectus, the Class A Certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Class B Certificates: Pension plans and other investors subject to ERISA can not acquire Class B certificates. Prohibited investors include:

       .   "employee benefit plans" as defined in section 3(3) of ERISA.
       . any "plan" as defined in section 4975 of the U.S. Internal Revenue Code; and
       . any entity whose underlying assets may be deemed to include "plan assets" under ERISA by reason of any such plan's investment in the entity, including insurance company general accounts.

By purchasing any Class B Certificates, you certify that you are not within any of those categories.

For further information regarding the application of ERISA, see "ERISA Considerations" in this supplement and the attached prospectus.

                                 Risk Factors

     You should consider the following risk factors in deciding whether to purchase the asset backed certificates described herein.

Certificates Backed Only by the Assets of the Trust

The Certificates are interests in Dillard Credit Card Master Trust and are backed only by the assets of the trust. Neither the Certificates nor the assets of the trust are obligations of DAFC, the Originators, the Initial Seller or any of their affiliates, or obligations insured by the FDIC and the Certificateholders may not look to any of them if payments of interest or principal are not paid on a timely basis. Consequently, Certificateholders must rely only on payments on the Receivables for distribution of principal of and interest on the Certificates. Furthermore, under the Agreement, the Certificates have an interest in the Receivables [and collections] only to the extent of the Class A Investor Interest and Class B Investor Interest and, to the limited extent described in this prospectus supplement, the Transferor Interest.

Potential Early Repayment or Delayed Payment due to Reduced Portfolio Yield

Class A or Class B may be repaid earlier than its scheduled principal repayment date if collections on the underlying receivables, together with other amounts available for payment to securityholders, are too low. The minimum amount that must be available for payment to Series 1998-__ in any month, referred to as the "base rate," is the sum of the interest payable to Class A, the interest payable to Class B and the interest payable to the holder of the collateral interest, in each case for the related interest period, plus the servicing fee for the related month. If the average trust portfolio yield for Series 1998-__ for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 1998-__ and the trust will commence a rapid amortization of Series 1998-__, and holders of Series 1998-__ certificates will receive principal payments earlier than the scheduled principal repayment date. In determining trust portfolio yield, [collections in an amount equal to a fixed percentage of the balance of Receivables originated by DNB and DNB-La.][collections in an amount equal to the amount of finance charges billed for the preceding month] will be deemed to constitute finance charges on these Receivables. Moreover, if principal collections on receivables allocated to other series are available for application to a rapid amortization of any outstanding securities, the period during which that rapid amortization occurs may be substantially shortened. Because of the potential for early repayment if collections on the receivables fall below the minimum amount, any circumstances that tend to reduce collections may increase the risk of early repayment of Series 1998-__.

Conversely, any reduction in colle ctions may cause the period during which collections are accumulated in the principal funding account for payment of Class A to be longer than otherwise would have been the case.

The following factors could result in circumstances that tend to reduce collections:

DNB or DNB-La. May Change the Terms and Conditions of the Accounts

DAFC will transfer to Dillard Credit Card Master Trust receivables arising under specified credit card accounts, but the Originators will continue to own those accounts. As the owner of those accounts, the Originators retain the right to change various terms and conditions of those accounts (including finance charges and other fees it charges and the required monthly minimum payment). Either Originator may change the terms of its respective accounts to maintain the competitive position of Dillards' department stores. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

[Each Originator will agree that it will not reduce the periodic finance charges it charges on the receivables or other fees on any account if that action would cause it to reasonably expect that the net yield on the trust's portfolio of accounts would be insufficient to make interest payments on Series 1998-__ or any other interest issued by the trust and pay the servicing fee payable by that trust, unless it is required by law to reduce those charges or determines that reductions are necessary to maintain the competitiveness of Dillard's department stores, based on its good faith assessment of Dillards' business competition.]

[Each Originator will agree that it will not change the terms of its accounts or its policies relating to the operation of its credit card business (including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge offs) unless it reasonably believes a pay out event would not occur for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.]

Neither Originator has restrictions on its ability to change the terms of its accounts except as described above or in the attached prospectus.

Certain Payment Terms under Mercantile Cards No Longer Available.

On August 18, 1998, Dillard's acquired the stock of Mercantile Stores Company, Inc., a Delaware corporation ("Mercantile"). Mercantile is a conventional department store retailer engaged in the general merchandising business. DNB-La. and MCC are subsidiaries of Mercantile. After Dillards' acquisition of Mercantile and its subsidiaries, DNB-La. adopted the account origination, underwriting and administration procedures of DNB on October 17, 1998. Prior to October 17, 1998, Mercantile offered it own credit card (the "Mercantile Card") and the accounts associated with the Mercantile Cards were originated under policies and procedures which differed from those currently applied by DNB and DNB-La. to the creation of accounts and issuances of credit cards (the "Dillard's Card"). As of [____________], the terms and conditions of the accounts originated by DNB-La. before and after October 17, 1998 have not changed except as described below.

Prior to October 17, 1998, holders of Mercantile Cards were able to select from certain payment terms for larger purchases and specialty items which terms (the "Prior Mercantile Options") are no longer available for new purchases. However, the purchases of merchandise or services made by holders of the Mercantile Card prior to October 17, 1998 under the Prior Mercantile Options will be unaffected by DNB-La.'s adoption of DNB's origination, underwriting and administration policies and procedures. [While holders of the Mercantile Card may currently select from certain payment terms for larger purchases and specialty items available to holders of the Dillard's Card, the unavailability of the Prior Mercantile Options may reduce the amount of Receivables arising under the accounts originated by DNB-La. prior to October 17, 1998 or otherwise alter payment patterns.

DAFC May Add Accounts to the Trust Portfolio.

In addition to the accounts already designated for Dillard Credit Card Master Trust, DAFC is permitted to designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the Trust. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the trust. Credit card accounts purchased by Dillard's or its Subsidiaries may be included as additional accounts if certain conditions are satisfied. Credit card accounts purchased by Dillard's or its Subsidiaries and transferred to DAFC may have been originated using criteria different from the criteria used by the Originators. The new accounts and receivables may perform differently over time than the accounts and receivables already in the trust and could tend to reduce the amount of collections allocated to Series 1998-__.

Also, if DAFC's percentage interest in the accounts of the trust falls to .% or less, DAFC will be required to maintain that level by designating additional accounts for the trust portfolio and transferring the receivables in those accounts to the trust. If DAFC is required to add accounts to the trust, it may not have any accounts to be added to the trust. If DAFC fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than expected. See "Description of the Certificates --Addition of Trust Assets" in the attached prospectus.

Basis Risk

Finance charges on the accounts in the trust accrue at a fixed rate. If LIBOR increases, the amounts of interest on your certificate and other amounts required to be funded out of collections of finance charge receivables will increase, while the amount of collections of finance charge receivables on the accounts will remain the same unless and until the rates on the accounts are reset.

A decrease in the spread between collections of finance charge receivables and interest payments on your certificate could increase the risk of early repayment.

DNB does not separately identify collections on account of the payment of finance charges. For any monthly period, collections in an amount equal to [.% of the collections received by the Servicer on account of these accounts] [the amount billed as finance charges for the preceding month for these accounts] will be deemed to be finance charges.

Effects of Consumer Protection Laws on Certificateholders and Collections

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that an Originator can charge on credit card account balances, resulting in reduced collections. See "Description of the Certificates-Pay Out Events" in the attached prospectus.

Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. DAFC and each Originator makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio. Subject to certain conditions described under "Description of the Certificates-Representations and Warranties," DAFC must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law and the applicable Originator must accept reassignment of each such receivable from DAFC. However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time DAFC has to correct the violation, is that DAFC must accept reassignment of the receivables affected by the violation and the applicable Originator must accept reassignment of each such receivable from DAFC (subject to certain conditions described under "Description of the Certificates-Representations and Warranties" in the attached prospectus). See also "Certain Legal Aspects of the Receivables-Consumer Protection Laws" in the attached prospectus.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Description of the Certificates -- Defaulted Receivables; Investor Charge-Offs" in this Supplement and "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-offs" in the attached prospectus.

Timing of Principal Payments

The receivables transferred to Dillard Credit Card Master Trust may be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the trust could result in reduced collections on those receivables. The financial condition of Dillard's department stores will affect the ability of the Originators to generate and transfer new receivables and might also affect payment patterns on the receivables. See "Maturity Considerations."

Allocations of Charged-Off Receivables and Dilutions Could Reduce Payments to Certificateholders

Each Originator anticipates that it will write off as uncollectible some portion of the receivables arising in its accounts in the trust portfolio. Each class of Series 1998-__ will be allocated a portion of those charged-off receivables. See "Description of the Certificates-Allocation Percentages" and "Dillard's Credit Card Portfolio-Delinquency and Loss Experience." If the amount of charged-off receivables allocated to any class of certificates exceeds the amount of other funds available for reimbursement of those charge-offs (which could occur if the limited amount of credit enhancement for those certificates is reduced to zero) the holders of those certificates may not receive the full amount of principal and interest due to them. See "Description of the Certificates-Reallocation of Cash Flows," "--Application of Collections" and "--Defaulted Receivables; Dilutions; Investor Charge-offs" herein.

In addition, some portion of the receivables will be adjusted as a result of rebates, exchanges, write-downs and similar occurrences. The Transferor will be obligated to make certain allocations and payments to the Trust to compensate the holders of each class of Series 1998-__ for the amount of such adjustments. To the extent the transferor fails to make any such payment, the amount of such insufficiency will be allocated to each class of certificates. If the amount of such unpaid adjustments allocated to any class of certificates exceeds the amount of other funds available for reimbursement of those adjustments (which could occur if the limited amount of credit enhancement for those certificates is reduced to zero) the holders of those certificates may not receive the full amount of principal and interest due to them. See "Description of the Certificates-Reallocation of Cash Flows," "-Application of Collections" and "-Defaulted Receivables; Dilutions; Investor Charge-offs" herein.

Limited Ability to Resell Certificates

The underwriters may assist in resales of Class A and Class B certificates but they are not required to do so. A secondary market for any such securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Certain Liens Could Be Given Priority Over Your Securities

DAFC accounts for the transfer of receivables to the trust as a sale. However, a court could conclude that DAFC still owns the Receivables and that the trust holds only a security interest. It is possible that the risk of a court arriving at such a conclusion may be increased by the retention by DAFC of the Transferor Certificate and any other class of Certificates of this or any other Series issued and retained by DAFC. DAFC will take steps to give the trustee a "first priority perfected security interest" in the Receivables in the event a court concludes DAFC still owns the Receivables. If a court concludes that the transfer to the trust is only a grant of a security interest in the Receivables, a tax or government lien (or other lien permitted under the law without the consent of DAFC) on DAFC's property arising before new Receivables come into existence may get paid before the trust's interests in those Receivables. In addition, in the event of the bankruptcy of DAFC, certain administrative expenses may also have priority over the trust's interest in the Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "Description of the Certificates--Representations and Warranties" in the attached prospectus.

Likewise while each of DNB, DNB-La., Dillard's Investment Co. ("DIC") and Mersco Factors Inc. ("MFI", collectively with DNB, DNB-La. and DIC, the "Initial Sellers") accounts for the transfer of receivables to DAFC under its respective Receivables Purchase Agreement as a sale, a court could conclude that any or all of the Initial Sellers still own their receivables and that DAFC holds only a security interest. Each Initial Seller will take steps to give DAFC a "first priority perfected security interest" in its receivables sold to DAFC pursuant to its Receivables Purchase Agreement in the event a court concludes that it still owns those receivables. In a receivership or conservatorship of DNB or DNB-La. or in a bankruptcy proceeding involving DIC or MFI, if the conveyance of the receivables is not treated as a sale, but is deemed to create a security interest in the Receivables, DAFC's interest in the Receivables may be subject to tax or other governmental liens relating to an Initial Seller, as applicable, arising before new Receivables come into existence and to certain administrative expenses of the receivership, convservatorship or bankruptcy proceeding. These amounts may get paid before DAFC's interests in those Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "Description of the Certificates--Representations and Warranties" in the attached prospectus.

Insolvency or

Bankruptcy of DAFC or an Originator Could Result in Accelerated, Delayed or Reduced Payments to Certificateholders

Bank Insolvency

DNB and DNB-La. are Originators of some or all of the Receivables. In addition, DNB is the initial Servicer. DNB and DNB-La. are chartered as national banking associations and are subject to regulation and supervision by the office of the Comptroller of the Currency (the "Comptroller"). If either DNB or DNB-La. becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Comptroller is authorized to appoint the Federal Deposit Insurance Corporation ("FDIC") as receiver. Under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, DAFC's security interest in the receivables arising under the accounts originated by DNB and DNB-La. in the trust portfolio should be respected by the FDIC where-

 . an Originator's transfer of the receivables to DAFC is the grant of a valid security interest in the receivables to DAFC;

 . an Originator becomes insolvent and the FDIC is appointed conservator or receiver of that Originator;

 . the security interest (a) is validly perfected before an Originator's insolvency and (b) was not taken in contemplation of an Originator's insolvency or with the intent to hinder, delay or defraud an Originator or its creditors; and

 . the relevant Receivables Purchase Agreement establishing DAFC under the Federal Deposit Insurance Act is continuously an official record of an Originator and represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business.

Under the Federal Deposit Insurance Act, the FDIC could--

 . assert that the security interest was unperfected or unenforceable;

 . require______ , as owner trustee for the trust, to go through an administrative claims procedure to establish its right to payments collected on the receivables in the trust;

 . request a stay of proceedings with respect to an Originator; or

 . repudiate the trust agreement establishing the trust and limit the trust's resulting claim to "actual direct compensatory damages" measured as of the date of receivership." See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership" in the attached prospectus.

If the FDIC were to take any of those actions your payments of outstanding principal and interest could be delayed and possibly reduced.

If a conservator or receiver were appointed for [DNB or DNB-La.], then a "pay out event" could occur for all outstanding series. Under the terms of the pooling and servicing agreement new principal receivables would not be transferred to the trust and the trustee would sell the receivables (unless holders of more than 50% of the investor interest of each class of outstanding certificates gave the trustee other instructions). The trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. The conservator or receiver may nonetheless have the power--

 . regardless of the terms of the pooling and servicing agreement, (a) to prevent the beginning of a rapid amortization period, (b) to prevent the early sale of the receivables and termination of the trust or (c) to require new principal receivables to continue being transferred to the trust; or

 . regardless of the instructions of the certificateholders, (a) to require the early sale of the trust's receivables, (b) to require termination of the trust and retirement of the trust's certificates (including Series 1998-__) or (c) to prohibit the continued transfer of principal receivables to the trusts.

In addition, if DNB, as servicer, defaults on its obligations under the pooling and servicing agreement solely because a conservator or receiver is appointed for an Originator, the conservator or receiver might have the power to prevent either the trustee or the holders of securities issued by the trust from appointing a new servicer under the related pooling and servicing agreement. See "Certain Legal Aspects of the Receivables-Certain Matters Relating to Receivership" in the attached prospectus.

Non-Bank Bankruptcy

If either DIC or MFI voluntarily file for bankruptcy or are forced into bankruptcy by its creditors and a bankruptcy trustee for DIC or MFI as debtor-in-possession, or a creditor of DIC or MFI were to take the view that DIC or MFI, as the case may be, should be substantively consolidated with DAFC or that the transfer of the receivables from DIC or MFI, as the case may be, to DAFC should be recharacterized as a pledge of the receivables, then delays in payments on the securities issued by the trust or (if the applicable bankruptcy court were to rule in favor of such bankruptcy trustee, debtor-in-possession or creditor) reductions in these payments could result.

To the extent that DAFC is deemed to have granted a security interest in the Receivables to the trust and such security interest was validly perfected before any insolvency of DAFC and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud DAFC or its creditors, such security interest should not be subject to avoidance in the event of insolvency or receivership of DAFC, and payments to the trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of DAFC. If, however, a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Offered Securities and possible reductions in the amount of those payments could occur.

In Octagon Gas Systems, Inc. V. Rimmer; 995 F.2d 948 (10th Cir. 1993), cert denied, 114 S.Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If DAFC, DIC or MFI were to become subject to a bankruptcy proceeding or if

DNB or DNB-La. were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, holders of the securities issued by the trust might experience delays in payment or possibly losses in their investment in the securities. Counsel to DAFC has advised DAFC that the facts of Octagon are distinguishable from those in the sale transactions between each of the Initial Sellers and DAFC and DAFC and the trust and the reasoning of the 10th Circuit appears to be inconsistent with established precedent and the UCC. See "Certain Legal Aspects of the Receivables-Certain Matters Relating to Bankruptcy or Receivership in the attached prospectus."

If a bankruptcy trustee were appointed for DAFC, causing a pay out event with respect to all Series then outstanding, new Principal Receivables would not be transferred to the trust pursuant to the Agreement and DAFC would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (unless holders of more than 50% of the principal amount of each class of each Series, excluding any class or portion thereof held by DAFC, and the holder (other than DAFC or an affiliate thereof) of any other interest in the Transferor Certificate instruct otherwise), thereby causing early termination of the trust and a loss to the Certificateholders if the net proceeds allocable to the Certificateholders from such sale, if any, were insufficient to pay the Certificateholders in full. The net proceeds of any such sale of the portion of the Receivables allocated in accordance with the Agreement to Series 1998-___ will first be used to pay amounts due to the Class A Certificateholders, will thereafter be used to pay amounts due to the Class B Certificateholders, and will thereafter be used to pay amounts due to the Collateral Interest. If the only pay out event to occur is either the insolvency of DAFC or the appointment of a bankruptcy trustee for DAFC, the bankruptcy trustee may have the power to continue to require DAFC to transfer new Receivables to the trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a bankruptcy trustee for DAFC may have the power to cause early payment of the Certificates. In the event of an early payment of principal on the Certificates, Certificateholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such funds. See "Certain Legal Aspects of the Receivables-Certain Matters Relating to Bankruptcy or Receivership in the attached prospectus."

Issuance of Additional Series by the Trust May Affect the Timing of Payments

Dillard Credit Card Master Trust, as a master trust, may issue series of certificates from time to time. The trust may issue additional series with terms that are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See "Description of the Certificates-- Exchange" in the attached prospectus.

Limited Control of Trust Actions

Certificateholders of any series or any class within a series may need the consent or approval of a specified percentage of the investor interest of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after DNB, as servicer, defaults on its obligations under the pooling and servicing agreement, to amend the pooling and servicing agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of DAFC's representations and warranties. The interests of the certificateholders of any such series may not coincide with yours, making it more difficult for any particular certificateholder to achieve the desired results from such vote.

Class B Bears Additional Credit Risk

Because Class B is subordinated to Class A, principal payments to Class B will not begin until Class A is repaid. Additionally, if collections of finance charge receivables allocated to Series 1998-__ are insufficient to cover amounts due to Class A, the investor interest for Class B might be reduced. This would reduce the amount of the collections of finance charge receivables available to Class B in future periods and could cause a possible delay or reduction in principal and interest payments on Class B. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to Class A and any remaining net proceeds would be paid to Class B. See "Description of the Certificates--Subordination" in this Supplement.

Dependence on Dillard's

All new Receivables currently arise from the extension of credit by an Originator in connection with the sale of merchandise, services and financial service products by Dillard's department stores. The trust is therefore dependent on Dillard's for the retail sales from which the Originators generate Receivables. The retail department store sector, in general, is highly competitive. Generally, Dillard's competes not only with other department stores but with direct marketers and numerous types of retail outlets, including variety stores and discount stores. Neither the Agreement nor any other transaction document prohibits Dillard's from selling all or any portion of its business or assets. Accordingly, there can be no assurance that Dillard's will continue to generate Receivables at the same rate as prior years.

Social, Technological and Economic Factors

Changes in purchase and payment patterns by obligors under the accounts and the related Receivables may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment. Economic factors include the rate of inflation, unemployment levels and relative interest rates. In addition, obligors are currently concentrated in certain regions of the United States. Accordingly, social, technological and economic factors affecting these regions may differ from those affecting the United States generally. There is no basis to predict whether, or to what extent, social technological or economic factors on a nationwide or regional level will affect future use of credit or repayment patterns.

[Calculation of Finance Charges

Under the Agreement, a fixed percentage (the "Finance Charge Percentage") of the balance of Receivables originated by DNB and DNB-La. will be deemed to constitute finance charges on those Receivables. [DAFC may, without notice or consent of the Certificateholders, from time to time, increase or reduce this percentage]. An increase in the Finance Charge Percentage used to calculate finance charges will increase the percentage of collections on the Receivables that are treated as collections of Finance Charge Receivables, which will increase the Portfolio Yield to a level higher than it would be in the absence of such an increase. As a result, such an increase in the Finance Charge Percentage would decrease the likelihood of the occurrence of a pay out event based upon a reduction of the average Portfolio Yield for any three-month period to a rate below the average Base Rate for that period. However, increase in the Finance Charge Percentage would also reduce the total amount of Principal Receivables, which could increase the likelihood of a pay out event occurring if the total Principal Receivables fall below the Minimum Aggregate Principal Receivables. A reduction in the Finance Charge Percentage could reduce the Portfolio Yield and may increase the possibility that a pay out event would occur if the average Portfolio Yield for any three-month period is less than the Base Rate for that period. The ability of DAFC to adjust the Finance Charge Percentage to change the amount of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables is limited under certain circumstances. [DAFC may, following written notice to the Rating Agencies, increase the Finance Charge Percentage by up to M percentage points over the amounts described in this prospectus supplement or other amounts approved by the Rating Agencies. In addition, DAFC may make other adjustments to the Finance Charge Percentage if those changes would not cause a pay out event to occur and also satisfy the Rating Agency Condition with respect to any Series. For more information on pay out events and the portfolio yield and base rate for Series 1998-__, See "Maturity Considerations--Pay Out Events" in this Supplement.]

                        Dillard's Credit Card Portfolio

General
November 4, 1998
         The receivables (the "Receivables") conveyed or to be conveyed to the Trust pursuant to a pooling and servicing agreement (as the same may be amended from time to time, the "Agreement"), among Dillard Asset Funding Company ("DAFC" or the "Transferor"), DNB, as Servicer of the Receivables, and ______ as trustee (the "Trustee"), as supplemented by the supplement relating to the Certificates (the "Series 1998-__ Supplement") (the term "Agreement," unless the context requires otherwise, refers to the Agreement as supplemented by the Series 1998-__ Supplement) have been or will be generated from transactions made by holders of private label revolving credit card accounts ("Accounts") selected by each Originator from its entire portfolio of such accounts. Each Class A Floating Rate Asset Backed Certificate, Series 1998-_ (collectively, the "Class A Certificates") and each Class B _.__% Asset Backed Certificate, Series 1998-3 (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates" or the "Series 1998-_ Certificates") will represent the right to receive certain payments from the Trust, created pursuant to the Agreement. As used in this prospectus supplement, the term "Certificateholders" refers to holders of the Certificates, the term "Class A Certificateholders" refers to holders of the Class A Certificates and the term "Class B Certificateholders" refers to holders of the Class B Certificates.

Delinquency and Loss Experience

          Each Originator considers an account delinquent if a payment due thereunder is not received by the relevant Originator by the date of the statement following the statement on which the amount is first stated to be due.

         Efforts to collect delinquent credit card receivables are made by the Servicer's account management department, collection agencies and attorneys retained by the Servicer. Efforts to collect delinquent credit card receivables may also be made by the account management department of certain subservicers retained by the Servicer, including MCC, and collection agents and attorneys retained by these subservicers. For a description of the Servicer's collection practices and policies, see "Dillard's Credit Card Activities--Collection of Delinquent Accounts" in the attached prospectus.

         It is the policy of DNB and DNB-La. to charge off an account during the billing cycle immediately following the cycle in which such account became seven payments (210 days from the initial billing date) delinquent. If DNB or DNB-La. receives notice that a cardholder is the subject of a bankruptcy proceeding, DNB or DNB-La., as the case may be, charges off such cardholder's account upon the earlier of the end of the month in which notice of the bankruptcy is received and the time period set forth in the previous sentence. Charged-off accounts are sent to an internal recovery unit, collection agencies or attorneys.

         The following tables set forth the delinquency and loss experience as of the dates and for each of the periods shown for the Dillard's Portfolio. As of the beginning of the day on [________], 1998, the Receivables in the Trust Portfolio represented approximately .% of the Dillard's Portfolio. Because the Trust Portfolio represents only a portion of the Dillard's Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below. See "The Receivables--Additional Trust Portfolio Information." In particular, reported loss and delinquency percentages for each portfolio may be reduced as a result of the addition of receivables. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for such portfolio which, for the Dillard's Portfolio, is the denominator used to calculate the percentages set forth below. Whereas all newly originated and newly acquired accounts become part of the Dillard's Portfolio when originated or acquired, newly originated or acquired accounts do not automatically become part of the Trust Portfolio but may be added from time to time at the option of the Transferor.

                                           Delinquency Experience
                                            Dillard's Portfolio
                                           (Dollars in thousands)

                      [                    ]                                   December 31,
                      ------------------------------------------------------------------------------------------------------
                               1998                     1997                      1996                      1995
                      ---------------------- -------------------------------------------------------------------------------
                                 Percentage of             Percentage of             Percentage of             Percentage of
   Number of          Delinquent    Total       Delinquent    Total       Delinquent    Total       Delinquent     Total
Days Delinquent(1)      Amount   Receivables(2)   Amount   Receivables(2)   Amount   Receivables(2)   Amount   Receivables(2)
--------------------- ---------- -------------- ---------- -------------- ---------- -------------- ---------- --------------
30 to 59 Days .......        $
60 to 89 Days .......
90 Days or More .....
                      ---------- -------------- ---------- -------------- ---------- -------------- ---------- --------------
           TOTAL ....
                      ========== ============== ========== ============== ========== ============== ========== ==============

(1) Number of days delinquent means the number of days after the first billing date following the original billing date. For example, 30 days delinquent means that no payment was received within 60 days after the original billing date.
(2) Delinquencies are calculated as a percentage of outstanding receivables as of the end of the month.

                                              Loss Experience
                                            Dillard's Portfolio
                                           (Dollars in millions)
                                                                                                Year Ended December 31,
                                                                                          -----------------------------------
                                                                  [   ] Months Ended
                                                                  __________, 1998          1997         1996          1995
                                                                ---------------------     --------     --------     ---------
Average Receivables Outstanding(1) ...........................
Gross Charge-Offs(2)(3) ......................................
Recoveries ...................................................
Net Charge-Offs ..............................................
Net Charge-Offs as a Percentage of Average
   Receivables Outstanding(4) ................................

-----------------------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Gross Charge-Offs shown include only the principal portion of charged-off receivables.
(3) Gross Charge-Offs do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes. Gross Charge-Offs exclude charges relating to changes in the Servicer's charge-off policies.
(4) The percentage reflected for the three months ended March 31, 1998 is an annualized figure.

         [The increase in Net Charge-Offs as a Percentage of Average Receivables Outstanding for the Dillard's Portfolio for the year ended December 31, 1996, the year ended December 31, 1997, and for the annualized [nine] months ended [September 30, 1998], when compared with prior years, reflects, among other factors, higher levels of personal bankruptcies. Because the Receivables do not constitute all of the Dillard's Portfolio, actual delinquency and loss experience with respect to Receivables may be different from that applicable to the Dillard's Portfolio as a whole. See "The Receivables--Additional Trust Portfolio Information" for information with respect to net charge-offs as a percentage of the average Principal Receivables outstanding in the Trust.]

Recoveries

         DAFC will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the recoveries on charged-off accounts in the Dillard's Portfolio ("Recoveries"). For each Monthly Period, Recoveries will be allocated to the Certificates on the basis of the percentage equivalent of the ratio which the amount of Receivables in Defaulted Accounts for such Monthly Period bears to the amount of receivables in defaulted accounts recorded in the Dillard's Portfolio for such Monthly Period. Recoveries allocated to the Trust will be treated as collections of Finance Charge Receivables. See "Dillard's Credit Card Portfolio--Delinquency and Loss Experience" herein and "Dillard's Credit Card Activities--Collection of Delinquent Accounts" in the attached prospectus.

                                The Receivables

General

         The Receivables conveyed to the Trust arise in Accounts originated by an Originator and selected by DAFC on the basis of criteria set forth in the Agreement as applied on [____________] (the "Cut-Off Date") and, with respect to Additional Accounts, as of the related dates of their designations (the "Trust Portfolio"). Pursuant to the Agreement, DAFC has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date DAFC designates such accounts as Additional Accounts. Additional Accounts will be originated by an Originator and transferred to DAFC. DAFC will be required to designate Additional Accounts, to the extent available, (a) to maintain the Transferor Interest so that during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, the sum of (i) the aggregate amount of Principal Receivables and (ii) the principal amount on deposit in the Excess Funding Account equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum
Transferor Interest" for any period means .% of the sum of (i) the average Principal Receivables for such period and (ii) the average principal amount on deposit in the Excess Funding Account, the Principal Funding Account and any other account specified from time to time pursuant to the Agreement or the Series Supplement for such period; provided, however, that DAFC may reduce the Minimum Transferor Interest to not less than .% of the sum of the amounts specified in clauses (i) and (ii) above upon satisfaction of the Rating Agency Condition and certain other conditions set forth in the Agreement. "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding minus the amount on deposit in the Excess Funding Account as of the date of determination; provided, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. DAFC will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, DAFC will have the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all Receivables in such Accounts (the "Removed Accounts") to DAFC, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by DAFC on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, DAFC will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties" in the attached prospectus.

         The Receivables in the Trust Portfolio, as of the beginning of the day on ________________, 1998, included approximately $____ billion of Principal Receivables and approximately $___ billion of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $________ and an average credit limit of $________. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was approximately __%. The average age of the Accounts was approximately __ months. As of the beginning of the day on [________], 1998, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in . states [and the District of Columbia].

         Accounts which are acquired but not originated by an Originator may be originated under policies and procedures which differ from those of such Originator in certain respects. Dillard's does not expect any of these differences to have a material adverse effect on the credit quality of the Receivables in the Trusts or on the interests of the Certificateholders. See "Description of the Certificates - Collection and Other Servicing Procedures" in the attached prospectus. Prior to the addition of any Accounts which are acquired but not originated by an Originator, the Rating Agency Condition must be satisfied with respect to such additional Accounts.

         The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on _______, 1998. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                                            Composition by Account Balance
                                                    Trust Portfolio
                                             (dollar amounts in millions)
                                                                     Percentage of                         Percentage of
                                                       Number of     Total Number        Receivables           Total
Account Balance                                        Accounts       of Accounts        Outstanding        Receivables
--------------------------------------------------  --------------  ---------------  ------------------   --------------
Credit Balance ..................................
No Balance ......................................
$0.01 to $1,500.00 ..............................
$1,500.01 to $5,000.00 ..........................
$5,000.01 to $10,000.00 .........................
$10,000.01 to $20,000.00 ........................
Over $20,000.00 .................................
                                                    --------------  ---------------  ------------------   --------------
     TOTAL ......................................                         100%                                 100%
                                                    ==============  ===============  ==================   ==============

                                            Composition by Credit Limit
                                                    Trust Portfolio
                                             (dollar amounts in millions)
                                                                     Percentage of                         Percentage of
                                                       Number of     Total Number        Receivables           Total
Account Balance                                        Accounts       of Accounts        Outstanding        Receivables
--------------------------------------------------  --------------  ---------------  ------------------   --------------
$0.00 ...........................................
$0.01 to $1,500.00 ..............................
$1,500 to $5,000.00 .............................
$5,000.01 to $10,000.00 .........................
Over $10,000.00 .................................
                                                    --------------  ---------------  ------------------   --------------
     TOTAL ......................................                        100%                                  100%
                                                    ==============  ===============  ==================   ==============


                                         Composition by Period of Delinquency
                                                    Trust Portfolio
                                             (dollar amounts in millions)
                                                                     Percentage of                         Percentage of
                                                       Number of     Total Number        Receivables           Total
Account Balance                                        Accounts       of Accounts        Outstanding        Receivables
--------------------------------------------------  --------------  ---------------  ------------------   --------------
Current to 29 days delinquent ...................
30 to 59 days delinquent ........................
60 to 89 days delinquent ........................
90 to 119 days delinquent .......................
120 days delinquent or more .....................
                                                    --------------  ---------------  ------------------   --------------
         TOTAL ..................................                       100.00%                               100.00%
                                                    ==============  ===============  ==================   ==============

                                          Composition by Account Seasoning(1)
                                                    Trust Portfolio
                                             (dollar amounts in millions)
                                                                    Percentage of                        Percentage of
                                                       Number of    Total Number        Receivables          Total
Account Age                                            Accounts      of Accounts        Outstanding       Receivables
----------------------------------------------------  ------------  --------------   ------------------  ---------------
Not More than 6 Months ............................
Over 6 Months to 12 Months ........................
Over 12 Months to 24 Months .......................
Over 24 Months to 36 Months .......................
Over 36 Months to 48 Months .......................
Over 48 Months to 60 Months .......................
Over 60 Months to 120 Months ......................
Over 120 Months ...................................
                                                      ------------  --------------   ------------------  ---------------
TOTAL                                                                   100.0%                                100.0%
                                                      ============  ==============   ==================  ===============

(1) Account age is determined by the number of months elapsed since the account was originally opened, except that with respect to the Dillard's Portfolio accounts which were converted from standard to premium accounts, account age is determined by the number of months since the account was converted.

                                         Geographic Distribution of Accounts
                                                    Trust Portfolio
                                             (dollar amounts in millions)
                                                                     Percentage of                       Percentage of
                                                       Number of     Total Number       Receivables          Total
State                                                   Accounts      of Accounts       Outstanding       Receivables
----------------------------------------------------   -----------   --------------  ------------------  ---------------


                                                                     Percentage of                       Percentage of
                                                       Number of     Total Number       Receivables          Total
State                                                   Accounts      of Accounts       Outstanding       Receivables
----------------------------------------------------   -----------   --------------  ------------------  ---------------









Other .............................................
                                                       -----------   --------------  ------------------  ---------------
     TOTAL                                             ===========       100.00%     ==================       100.00%
                                                                     ==============                      ===============


Dilution Experience

A factor used to evaluate a portfolio of receivables is Dilution. "Dilution" occurs if a Receivable is adjusted because of a rebate, billing error, return, exchange, allowance (including adjustments because of the selection of a cash price payment option) or certain other non-cash items, or if a Receivable is canceled due to goods that have been refused by an obligor. The table below sets forth dilution experience for Receivables originated by DNB and DNB-La. [but does not include Receivables with respect to the initial orders of Dillard's Customers, which became eligible for inclusion in the Trust as of ______________,1998]. The amount of such Receivables is not material and DAFC does not believe that the performance of such Receivables would be materially different than the historical data set forth in the following tables. [For purposes of the following table, the middle fiscal month of each fiscal quarter is a five week fiscal month and the first and third fiscal month of each fiscal quarter is a four week fiscal month.] There can be no assurance that the actual dilution experience in the future will be similar to the historical experience set forth in this table.

                              Dilution Experience

                                                                     Monthly
                                                                     Dilution
Monthly Period                                                      Percentage
--------------                                                      ----------
[1994]
January ........................................................
February .......................................................

                                                                     Monthly
                                                                     Dilution
Monthly Period                                                      Percentage
--------------                                                      ----------
March ..........................................................
April ..........................................................
May ............................................................
June ...........................................................
July ...........................................................
August .........................................................
September ......................................................
October ........................................................
November .......................................................
December .......................................................

[1995]
January ........................................................
February .......................................................
March ..........................................................
April ..........................................................
May ............................................................
June ...........................................................
July ...........................................................
August .........................................................
September ......................................................
October ........................................................
November .......................................................
December .......................................................

[1996]
January ........................................................
February .......................................................
March ..........................................................
April ..........................................................
May ............................................................
June ...........................................................
July ...........................................................
August .........................................................
September ......................................................
October ........................................................
November .......................................................
December .......................................................

                                                                     Monthly
                                                                     Dilution
Monthly Period                                                      Percentage
--------------                                                      ----------
[1997]
January ........................................................
February .......................................................
March ..........................................................
April ..........................................................
May ............................................................
June ...........................................................
July ...........................................................
August .........................................................
September ......................................................
October ........................................................
November .......................................................
December .......................................................

[1998]
January ........................................................
February .......................................................
March ..........................................................
April ..........................................................
May ............................................................
June ...........................................................
July ...........................................................
August .........................................................
September ......................................................
October ........................................................
November .......................................................
December .......................................................


Additional Trust Portfolio Information

         The loss experience for the Trust Portfolio has generally been different from the loss experience for the Dillard's Portfolio due to the different composition of such portfolios. In particular, reported loss and delinquency percentages for each portfolio may be reduced as a result of the addition of receivables. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding Principal Receivables balance for such portfolio which, for the Trust Portfolio, is the denominator used to calculate the percentages set forth below. Whereas all newly originated accounts become part of the Dillard's Portfolio when created, newly originated accounts do not become part of the Trust Portfolio but may be added from time to time at the option of DAFC. The net charge-offs as a percentage of the average Principal Receivables outstanding in the Trust were ____%, on an annualized basis, for the three months ended ________, 1998, and .% and .% for the years ended December 31, 1997 and December 31, 1996, respectively.

                            Maturity Considerations

         The Agreement provides that Class A Certificateholders will not receive payments of principal until the _______ Distribution Date (the "Class A Scheduled Payment Date"), or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Agreement also provides that Class B Certificateholders will not receive payments of principal until the _______ Distribution Date (the "Class B Scheduled Payment Date")
Class B Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period (in either case, only after the Class A Investor Interest has been paid in full). The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

Controlled Accumulation Period

         [The Controlled Accumulation Period with respect to the Certificates is scheduled to begin at the close of business of the last day of the _________ Monthly Period (the "Controlled Accumulation Period"). Subject to the conditions set forth under "--Postponement of Controlled Accumulation Period," the day on which the Revolving Period ends and the Controlled Accumulation Period Begins may be delayed to no later than the close of business on the last day of the ______ Monthly Period. On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the "Controlled Deposit Amount" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, or following the first Transfer Date upon which the Principal Funding Account Balance has increased to the amount of the Class A Investor Interest, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled Payment Date, until the earlier of the date the Class B Investor Interest has been paid in full and the Series 1998-__ Termination Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1998-__ Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.]

         If a Pay Out Event occurs, the Rapid Amortization Period will commence and any amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1998-__ Termination Date. After the Class A Certificates have been paid in full and if the Series 1998-__ Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1998-__ Termination Date.

Pay Out Events

         A Pay Out Event with respect to Series 1998- occurs, either automatically or after specified notice, upon (a) the failure of DAFC to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of DAFC, (c) certain insolvency events involving DAFC or Dillards, (d) a reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate that is less than the average of the Base Rates for such period, (e) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the failure of DAFC to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (h) insufficient funds in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively,(i) the Transferor Interest becoming less than the Minimum Transferor Interest, or (j) DAFC becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement. See "Description of the Certificates--Pay Out Events." The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period, and the Investor Servicing Fee for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and allocable to the Certificates, Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any, and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

Payment Rates

         The following table sets forth the highest and lowest cardholder monthly payment rates for the Dillard's Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                       Cardholder Monthly Payment Rates
                              Dillard's Portfolio


                                                     _____ Months             Year Ended December 31,
                                                        Ended            -----------------------------------
                                                     ________,1998         1997        1996         1995
                                                 ----------------------  ----------  ----------  -----------
                 Highest Month ................
                 Lowest Month  ................
                 Monthly Average (1) ..........

-------------------------------------------------------------
(1) Monthly Averages shown are expressed as an arithmetic average of the payment rate for each month during the period indicated, each such month's payment rate representing total payments collected during the given month expressed as a percentage of the prior month's ending outstanding receivables.

         DNB generally determines the minimum monthly payment with respect to its accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 10% (1/10 expressed as a percentage). If the amount so calculated is less than $20.00, it is increased to $20.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance. It should be noted that DNB does offer different minimum monthly payment terms with respect to certain purchases under its Extended Revolving, Reduced Rate Revolving and Silver Club Revolving terms. See Billing and Payments--Customer Terms--Dillard's Credit Cards.

         DNB-La. generally determines the minimum monthly payment with respect to its accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 8.33% (1/12 expressed as a percentage). If the amount so calculated is less than $10.00, it is increased to $10.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance. Like DNB, DNB-La. does offer different minimum monthly payment terms with respect to certain purchases under the Extended Revolving, Reduced Rate Revolving and Silver Club Revolving terms in addition to other programs which are no longer available for current and future purchases. See Billing and Payments--Customer Terms--Mercantile Credit Cards.

         There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates could be significantly reduced or increased.

         Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described under "Description of the Certificates-Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period. There can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively. See "Risk Factors--Certificate Rating," "Maturity Considerations" and "Payments and Maturity" herein.


                        Receivable Yield Considerations

         The gross revenues from finance charges and fees billed to accounts in the Dillard's Portfolio for each of the three calendar years contained in the period ended December 31, 1997 and for the _____-month period ended ________, 1998, are set forth in the following table. The historical yield figures in the following tables are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. In addition, Collections on account of Finance Charges will be equal to [__% of the total amount of collections received] [the amount billed as finance charges in the billing statement to which each payment relates]. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. [However, DAFC believes that during the three calendar years contained in the period ended December 31, 1997 and for the three-month period ended ________, 1998, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. Additionally, the monthly yield on a cash basis will be affected by the number of collection days in such month. See "Risk Factors".]

                                                             _____ Months
                                                                 Ended          (dollar amounts in millions)
                                                               ___________,                     Year Ended December 31,
                                                            ----------------    ----------------------------------------
                                                                  1998              1997          1996            1995
                                                            ----------------    ----------    ----------    ------------
Finance Charges and Fees Billed (1)(2) ..................
Average Receivables Outstanding (3) .....................
Yield from Finance charges and Fees Billed (4)(5) .......

------
(1) Finance Charges and Fees Billed include periodic and minimum finance charges, [annual membership fees], late charges and fees for returned checks.
(2) Finance Charges and Fees Billed are presented net of adjustments made pursuant to the DNB's and DNB-La.'s normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.
(3) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(4) Yield from Finance Charges and Fees Billed is calculated as a percentage of Average Receivables Outstanding.
(5) The percentage reflected for the three months ended ________, 1998 is an annualized figure.
        Revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio represents only a portion of the Dillard's Portfolio, actual yield with respect to Receivables may be different from that set forth above. See "Dillard's Credit Card Portfolio" and "The Receivables--Additional Trust Portfolio Information" herein and "Dillard's Credit Card Activities" in the attached prospectus.


                                Use of Proceeds

         The net proceeds from the sale of the Certificates will be (i) [used to make an initial deposit to the Finance Charge Account in the amount of $_______ for the payment of interest on the Certificates with respect to the first Distribution Date, (ii)] if so required, used to make an initial deposit to an account for the benefit of the Collateral Interest Holder and (iii) paid to DAFC. DAFC will use such balance together with funds received from Condev Nevada, Inc. as a contribution to its capital to pay the Originators for the purchase of the Receivables held by the Trust.


                        Description of the Certificates

         The Certificates will be issued pursuant to the Agreement, and the Series 1998-__ Supplement. Pursuant to the Agreement, DAFC and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1998-__ Supplement. See "Description of the Certificates" in the attached prospectus for additional information concerning the Certificates and the Agreement.

General

         The Certificates will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the Class A Certificate Rate for the related Interest Period and payments of principal on the Class A Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date during the Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. The "Interest Period" with respect to any Distribution Date, will be the period from and including the previous Distribution Date through the day preceding such Distribution Date, except the initial Interest Period will be the the period from and including the Closing Date through ______, 1998. Each Class B Certificate represents the right to receive payments of interest at the Class B Certificate Rate, and payments of principal on the Class B Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date during the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class A Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class B Certificate also represents the right to receive payments from Excess Spread, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

         DAFC initially will own the "Transferor Certificate". The Transferor Certificate will represent the right to receive certain payments from the assets of the Trust, including the right to a percentage (the " Transferor Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates--Certain Matters Regarding the Transferor and the Servicer" in the attached prospectus.

         Beneficial interests in the Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

         Application will be made to list the Certificates on the Luxembourg Stock Exchange.

         The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of The Depository Trust Company ("DTC"). Unless and until Definitive Certificates are issued, all references herein to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Certificateholders may hold their Certificates through DTC in the United States ("US") or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates-General," "--Book-Entry Registration" and "--Definitive Certificates" in the attached prospectus.

         The Series 1998-__ Supplement and the Certificates will provide that any money paid by the Trust to any Paying Agent for the payment of principal or interest which remains unclaimed for two years after such principal or interest shall have become due and payable will be repaid to the Trust, and thereafter any Certificateholder may look only to the Trust for payment thereof. The Paying Agents for the Series 1998-__ Certificates will be ___________ and the Trustee.

Exchanges

         The Transferor Certificate is transferable only as provided in the Agreement. The Agreement also provides that the holder of the Transferor Certificate may tender the Transferor Certificate to the Trustee in exchange for one or more new Series and a reissued Transferor Certificate as described under "Description of the Certificates-Exchanges" in the attached prospectus.

Status of the Certificates

         Upon issuance, the Certificates will rank pari passu with all other outstanding Series. Payments on the Class B Certificates are subordinated to payments on the Class A Certificates as described herein.

Interest Payments

         Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from _______, 1998 (the "Closing Date"). Interest will be distributed to Certificateholders on _______, 1998 and on the day of each following month (or, if such day is not a business day, the next succeeding business day)(each, a "Distribution Date"). Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. [Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest (the "Additional Interest") on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date on which such overdue interest first became due, to but excluding the Distribution Date on which such Additional Interest is paid.] Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates.

         "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period, (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1998-__ Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period.

         The Class A Certificates will bear interest from the Closing Date through __________, 1998, and with respect to each Interest Period thereafter, at a rate of ____% per annum above LIBOR as determined on the related LIBOR Determination Date with respect to each period (the "Class A Certificate
Rate"). The Class B Certificates will bear interest from the Closing Date through _________, 1998, and with respect to each Interest Period thereafter, at a rate of ___% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period (the "Class B Certificate Rate").

         The Trustee will determine LIBOR on ________, 1998 for the period from the Closing Date through ________, 1998 and for each Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For the purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period. The Trustee will request the principal office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, as selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period.

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

         The Class A Certificate Rate and the Class B Certificate Rate applicable to the current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (212) [___________]. The Trustee will cause the Class A Certificate Rate and the Class B Certificate Rate as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an Interest Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Period. Such information will also be included in a statement to the certificateholders of record prepared by the Servicer. See "Description of the Certificates--Reports to Certificateholders" in the attached prospectus.

         Interest on the Certificates will be calculated on the basis of the actual number of days in the Interest Period and a 360-day year.

Principal Payments

         On each Transfer Date relating to the period which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period (the "Revolving Period"), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections or, under certain circumstances, deposited into an excess funding account (the "Excess Funding Account").

         On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date. After the Class A Investor Interest has been paid in full, on each Transfer Date during the Controlled Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders until the Class B Investor Interest has been paid in full. Such amounts in the Distribution Account will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. [On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, a portion of collections of Principal Receivables allocable to the Investor Interest will be applied in accordance with the loan agreement among the Trustee, DAFC, the Servicer and the Collateral Interest Holder (the "Loan Agreement") to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment to the Class B Certificateholders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections or, under certain circumstances, deposited into the Excess Funding Account.

         "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Principal Collections with respect to other Series that are allocated to Series 1998-__.

         "Required Amount" for any Monthly Period shall mean the sum of (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period.

         On each Distribution Date during the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are paid in full and the Series 1998-__ Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date during the Rapid Amortization Period Available Investor Principal Collections until the earlier of the date the Class B Certificates are paid in full and the Series 1998-__ Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Series 1998-__ Termination Date) and on the Series 1998-__ Termination Date, Available Investor Principal Collections until the earlier of the date the Collateral Interest is paid in full and the Series 1998-__ Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

Postponement of Controlled Accumulation Period

         Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the __________, 200_ Determination Date and on each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fund the Principal Funding Account up to the initial outstanding principal amount of the Class A Certificates no later than the Class A Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interests of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

Subordination

         The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "-- Application of Collections -- Excess Spread."

Allocation Percentages

         Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the interest of DAFC (the "Transferor Interest"), all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such calendar month (each such month, a "Monthly Period").

         Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the sum of
(A) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date) and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an addition of Accounts occurs or in which a removal of Accounts occurs, the amount in clause (x)(A) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related date of the first addition to the Trust of Receivables in certain designated Accounts ("Addition Date") or the date of the removal from the Trust of Receivables in certain designated Accounts (the "Removal Date") and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated among the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing
Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

         Collections of Principal Receivables during the Controlled Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor
Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the sum of (A) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the amount in clause (x)(A) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

         "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

         "Class A Adjusted Investor Interest" for any date of determination means an amount equal to the then current Class A Investor Interest, minus the Principal Funding Account Balance on such date.

         "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "-Defaulted Receivables; Investor Charge Offs," and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

         ["Adjusted Investor Interest" for any date of determination means the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest, and the Collateral Interest.]

         "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Collateral Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "-Defaulted Receivables; Investor Charge-Offs,"plus
(f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero. The provider of such Credit Enhancement is referred to herein as the "Collateral Interest Holder."

         "Investor Interest", for any date of determination , means an amount equal to the sum of the Class A Investor Interest, the Class B Investor Interest, and the Collateral Interest.

Reallocation of Cash Flows

         With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 1998-__ and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

         With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 1998-__ not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "-- Defaulted Receivables; Investor Charge-Offs."

         Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "-- Application of Collections-Excess Spread." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

         "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

         "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

         "Reallocated Principal Collections" for any Monthly Period means the sum of (a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

Application of Collections

         Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as DNB remains the Servicer under the Agreement and (a) (i) the Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of the Servicer acceptable to the Rating Agency and (ii) DAFC shall not have received a notice from the Rating Agency that reliance on such letter of credit or other credit enhancement would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) Dillard's (so long as the Servicer is wholly-owned by Dillard's) has and maintains a long-term unsecured debt rating in one of the four highest categories assigned by each of Moody's and Standard & Poor's, or (c) such other arrangement is made by the Servicer which is approved in writing by each

Rating Agency rating any Series then outstanding, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

         With respect to the Certificates and any Monthly Period, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

         Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following manner:

                (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

                    (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

                    (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

                    (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

                    (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-Excess Spread."

                (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

                    (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

                    (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

                    (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-Excess Spread."

                (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

                    (i) if neither DNB nor [the Trustee] is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer; and

                    (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-Excess Spread."

         "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class A Certificate Rate for related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, that with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Certificate Rate for the period from the Closing Date through _____ , 1998 (calculated as though there were 30 days in _____).

         "Class B Monthly Interest" means, with respect to any Distribution Date, the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from the Closing Date through ____ , 1998 (calculated as though there were 30 days in _____).

         "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

         "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a) (iv), clause (b) (iii) and clause (c) (ii) above. To the extent such amounts are insufficient to make the distributions required by subparagraphs (a) through (j) below under "-Excess Spread," Excess Spread shall also be deemed to include any Excess Finance Charge Collections allocable to other Series available to Series 1998-__ in accordance with the Agreement. See "--Shared Excess Finance Charge Collections."

         Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

                (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a) (i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a) (ii) above under "-- Payment of Interest, Fees and Other Items" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a) (iii) above under "--Payment of Interest, Fees and Other Items;"

                (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

                (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b) (i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b) (ii) above under

         "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

                (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

                (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

                (f) if DNB or [the Trustee] is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer;

                (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

                (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

                (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

                (j) an amount equal to the amounts determined to be payable pursuant to the Loan Agreement shall be paid to the Collateral Interest Holder; and

                (k) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (j) above, will constitute Excess Finance Charge Collections to be applied with respect to other Series in accordance with the Agreement.

         "Collateral Monthly Interest" with respect to any Transfer Date will equal the product of (a) an amount equal to LIBOR plus ____% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest.

         The figure on the next page demonstrates the application of collections of Finance Charge Receivables allocated to Series 1998-_. The figure is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the attached prospectus.

Allocations of Collections of Finance Charge Receivables


                                        ---------------------------------------------
                                               Collections of Finance Charge
                                            Receivables Allocated to Your Series
                                        ---------------------------------------------
----------              --------------------             --------------------              -----------------------
  Step 1                  Class A Investor                 Class B Investor                  Collateral Interest
----------                    Interest                         Interest
                        --------------------             --------------------              -----------------------

                 -------------------------------
----------         1. Class A Interest Payment       -------------------------------  --------------------------------
  Step 2           2. Class A Servicing Fee            1. Class B Interest Payment         1. Collateral Interest
----------         3. Class A Default Amount           2. Class B Servicing Fee               Servicing Fee
                 -------------------------------     -------------------------------  --------------------------------


----------                                              ----------------------          --------------------------------
  Step 3                                                  Excess Collections                  Excess Finance Charge
----------                                                of Finance Charges                  Collections from Other
                                                                                                     Series
                                                        ----------------------          --------------------------------

                                      ------------------------------------------------------
                                         1. Class A Interest Payment
                                         2. Class A Servicing Fee
                                         3. Class A Default Amount
                                         4. Reimburse Class A Investor Interest
                                         5. Class B Interest Payment
                                         6. Class B Servicing Fee
                                         7. Class B Default Amount
                                         8. Reimburse Class B Investor Interest
                                         9. Collateral Interest and Other Items as
                                            Described Above in the Accompanying Text
                                         10. Other Series of Certificates
                                      ------------------------------------------------------


         Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following manner:

                (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

                    (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

                    (ii) the balance will be treated as Shared Principal Collections and applied as described under "Description of the Certificates-Shared Principal Collections" herein and in the attached prospectus;

                (b) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

                    (i) an amount equal to Class A Monthly Principal will be (i) during the Controlled Accumulation Period, deposited in the Principal Funding Account (up to the Controlled Deposit Amount for such Transfer
         Date) or (ii) during the Rapid Amortization Period, distributed to the Class A Certificateholders; and

                    (ii) for each Transfer Date after the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders;

                (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and

                (d) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates-Shared Principal Collections" herein and in the attached prospectus.

         The final distribution of principal and interest on the Certificates will be made no later than the ______ Distribution Date in the manner provided in "Description of the Certificates-Final Payment of Principal; Termination" in the attached prospectus. Series 1998-_ will terminate on the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full, (b) the _________ Distribution Date or (c) the Trust Termination Date (such earliest to occur, the "Series 1998-_ Termination Date"). After the Series 1998-_ Termination Date, the Trust will have no further obligation to pay principal or interest on the Certificates.

         "Class A Monthly Principal" means, with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, an amount equal to the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

         "Class B Monthly Principal" means, with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, after the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the lesser of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

         "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (3) of the proviso in the definition thereof, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or Rapid

 Amortization Period, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer
Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

         "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $ ; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under "-Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

         "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such subsequent Transfer Date.

The figure on the next page demonstrates the manner in which collections of Principal Receivables are allocated and applied to Series 1998-_. The figure is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the prospectus.

Allocations of Collections of Principal Receivables


                                        ---------------------------------------------
                                            Collections of Principal Receivables
                                                 Allocated to Your Series
                                        ---------------------------------------------
----------              --------------------             --------------------              -----------------------
  Step 1                  Class A Investor                 Class B Investor                  Collateral Interest
----------                    Interest                         Interest
                        --------------------             --------------------              -----------------------


                                                     -------------------------------   --------------------------------
----------                                             Reallocation to unpaid:             Reallocation to unpaid:
  Step 2                                               1. Class A Interest Payment         1. Class A Interest Payment
----------                                             2. Class A Servicing Fee            2. Class A Servicing Fee
                                                       3. Class A Default Amount           3. Class A Default Amount
                                                     -------------------------------       4. Class B Interest Payment
                                                                                           5. Class B Servicing Fee
                                                                                           6. Class B Default Amount
                                                                                       --------------------------------

----------                                           -------------------------------   --------------------------------
  Step 3                                               Available Investor Principal      Shared Principal Collections
----------                                                       Collections                   from Other Series
                                                     -------------------------------    --------------------------------

                                      ------------------------------------------------------
                                         During accumulation or amortization period
                                         1. Class A Principal Payment or Deposit
                                         2. Class B Principal Payment
                                         3. Collateral Interest Principal Payment
                                      ------------------------------------------------------

----------                            ------------------------------------------------------
  Step 4                                Shared Principal Collections to
----------                              Other Series if necessary
                                      ------------------------------------------------------

                                                  -------------------
                                                          DAFC
                                                  -------------------

Shared Excess Finance Charge Collections

     Any Series may be included in a Group of Series ("Group I") which may be issued by the Trust from time to time. There are currently no series included in Group I. Group I is currently the only Group in the Trust. Each Series in Group I will be entitled to share Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in Group I. The Series Supplement with respect to each Series will specify whether such Series will be included in a Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Investor Interest of any Series that is included in Group I in excess of the amounts necessary to make required payments with respect to such Series (including payments to any related Credit Enhancement Providers) that are payable out of collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in Group I, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in Group I. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Transferor Certificate. While any Series offered hereby may be included in a Group, there can be no assurance that (a) any other Series will be included in such Group or (b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period. Excess Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to Series 1998-__ using Excess Finance Charge Collections from other Series which would otherwise be paid to DAFC to cover shortfalls in amounts payable from Excess Spread as described above under "--Application of Collections-Excess Spread." While DAFC believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Series in a Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

Shared Principal Collections

     Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and any similar amount remaining for any other Series ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series entitled thereto which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Transferor Certificate or, under certain circumstances, deposited into the Excess Funding Account.

Required Collateral Interest

     The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $________ (the "Initial Collateral Interest") and (ii) thereafter on each Transfer Date an amount equal to ____% of the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $________; provided, however, (1) that if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

     "Rating Agency Condition" means the notification in writing by each Rating Agency that a proposed action will not result in such Rating Agency reducing or withdrawing its then-existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.

     With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement. See "-- Application of Collections-Excess Spread."

Adjustment Payments

     If on any business day the Servicer adjusts the amount of any Principal Receivable due to a Dilution, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of such adjustment on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest (an "Adjustment Payment"). Adjustment Payments made by the transferor will be treated as Excess Spread. If the Transferor fails to pay such amount when due, Excess Spread and Reallocated Principal Collections with respect to Series 1998- may be applied for such purpose. To the extent such amounts are insufficient to cover the portion of the unpaid Adjust Payments allocated to Series 1998-, there will be an Investor charge-off as described below.

Defaulted Receivables; Dilutions; Investor Charge-Offs

     On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (a) the Floating Investor Percentage with respect to such Monthly Period and (b) the sum of (x) the aggregate amount of Receivables in Defaulted Accounts (the "Default Amount") for such Monthly Period and (y) the aggregate amount of unpaid Adjustment Payments for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the
"Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

     On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "--Application of Collections-Excess Spread."

     On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "-- Application of Collections -- Excess Spread."

     On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "-- Application of Collections -- Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "-- Application of Collections -- Excess Spread."

Servicer Guarantee

     The obligations of the Servicer under the Agreement will be guaranteed (the "Servicer Guarantee") by Dillard's pursuant to a guarantee agreement in favor of [the Trustee].

Principal Funding Account

     Pursuant to the Series 1998-__ Supplement, the Trustee at the direction of the Servicer will establish and maintain an Eligible Deposit Account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to Series 1998-__ from the Principal Account to the Principal Funding Account as described under "-Application of Collections." Such collections will be retained in the Principal Funding Account and ultimately used to pay the principal of the Class A Certificates on the Class A Scheduled Payment Date or the first Distribution Date with respect to the Rapid Amortization Period, whichever occurs earlier.

     Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be applied on each Transfer Date as Class A Available Funds. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than an amount equal to the product of (a) (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class A Certificate Rate in effect with respect to such Interest Period and (b) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date (the "Class
A Covered Amount"), the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") shall be withdrawn, to the extent available, from the Reserve Account and deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of Class A Monthly Interest.

[Reserve Account

     Pursuant to the Series 1998-__ Supplement, the Trustee will establish and maintain an Eligible Deposit Account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "-Application of Collections-Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the
Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) .% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by DAFC; provided, that if such designation is of a lesser amount, DAFC shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and DAFC shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of DAFC, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1998-__. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

     On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Class A Principal

Funding Investment Shortfall with respect to such Transfer Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

     The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.]

Issuance of Additional Certificates

     The Series 1998-__ Supplement provides that, from time to time during the Revolving Period, DAFC may, subject to certain conditions described below, cause the Trustee to issue additional Certificates ("Additional Certificates") and to increase the size of the Collateral Interest (each such issuance, an "Additional Issuance"). When issued, the Additional Certificates of each Class will be identical in all respects to the other outstanding Certificates of that Class and will be equally and ratably entitled to the benefits of the Agreement without preference, priority or distinction.

     In connection with each Additional Issuance, a pro rata principal amount of each Class of Certificates will be issued and there will be a pro rata increase in the Collateral Interest.

     As of the date of any Additional Issuance, the Collateral Interest, the Controlled Accumulation Amount and the Investor Interest for each Class of this Series will be increased proportionately to reflect the aggregate face amount of the Additional Certificates.

     Additional Certificates may be issued only upon the satisfaction of certain conditions provided in the Series 1998-__ Supplement, including the following:

                  (a) on or before the fifth Business Day immediately preceding the date on which the Additional Certificates are to be issued, DAFC will have given the Trustee, the Servicer and the Rating Agencies notice of such issuance and the date upon which it is to occur, (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables will be greater than or equal to the Minimum Aggregate Principal Receivables, (c) DAFC shall have delivered evidence of the proportional increase in the Collateral Interest to the Trustee and the Rating Agencies, (d) the Rating Agency Condition shall have been satisfied with respect to the Additional Issuance, (e) DAFC shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of DAFC, such Additional Issuance will not have a material adverse effect on any outstanding Class of this Series, (f) as of the date of the Additional Issuance there shall be no Investor Charge-Offs with respect to any Class of this Series and (g) DAFC shall have delivered to the Trustee a Tax Opinion with respect to the Additional Issuance. There are no restrictions on the timing or amount of any Additional Issuance other than the foregoing conditions.

Companion Series

     The Series 1998-__ Certificates may be paired with one or more other Series (each a "Companion Series"). Each Companion Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Companion Series, funded primarily from the proceeds for the sale of such Companion Series, or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Companion Series and not for the benefit of Certificateholders. As principal is paid with respect to the Series 1998-__ Certificates, either (i) in the case of a prefunded Companion Series, an equal amount of funds on deposit in any prefunding account for such prefunded Companion Series will be released (which funds will be distributed to DAFC) or (ii) in the case of a Companion Series having a variable principal amount, an interest in such variable Companion Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to DAFC) and, in either case, the invested amount in the Trust of such Companion Series will increase by up to corresponding amount. The issuance of a Companion Series will be subject to the conditions described under "Description of the Certificates-Exchanges" in the attached prospectus. There can be no assurance, however, that the terms of any Companion Series might not have an impact on the timing or amount of payments received by a Series 1998-__ Certificateholder. In particular, the denominator of the Fixed Investor Percentage may be increased upon the occurrence of a Pay Out Event with respect to a Companion Series resulting in a possible reduction of the percentage of collections of Principal Receivables allocated to Series 1998-__ if such event allowed the payment of principal at such time to the Companion Series and required reliance by Series 1998-__ on clause (y) of the denominator of the Fixed Investor Percentage for Series 1998-__. See "Maturity Considerations," "--Allocation Percentages," "Master Trust Considerations" and "Maturity Assumptions."

Pay Out Events

     As described above, the Revolving Period will continue through the close of business on the last day of the ____ Monthly Period (unless such date is postponed as described under "-Postponement of Controlled Accumulation Period"), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

                  (a) failure on the part of DAFC (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of DAFC set forth in the Agreement or the Series 1998-__ Supplement, which failure has a material adverse effect on the Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest) and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest) for such period;

                  (b) any representation or warranty made by DAFC in the Agreement or the Series 1998-__ Supplement, or any information required to be given by DAFC to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without regard to the existence of the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this clause (b) shall not be deemed to occur thereunder if DAFC has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

                  (c) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average of the Base Rates for such period;

                  (d) a failure by DAFC to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

                  (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

                  (f) insufficient funds in the Distribution Account to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date or the Class B Investor Interest in full on the Class B Scheduled Payment Date;

                  (g) certain events of bankruptcy, insolvency, conservatorship or receivership relating to DAFC;

                  (h) DAFC becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

                  (i) the Trust is subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders and the Collateral Interest Holder evidencing undivided interests aggregating more than 50% of the Investor Interest, by written notice to DAFC and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or (i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificateholders, the Collateral Interest Holder or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the close of business on the last day of the ___ Monthly Period Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     See "Description of the Certificates--Pay Out Events" in the attached prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of DAFC.

Servicing Compensation and Payment of Expenses

     The Servicer will receive a fee as servicing compensation from the related Trust in respect of each Series in the amounts and at the times specified in the related prospectus supplement (the "Servicing Fee"). The Servicing Fee may be payable from Finance Charge Receivables, Interchange or other amounts as specified in the related prospectus supplement. The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to [ ] of the product of (a) .% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to the product of (i) a fraction the numerator of which is the number of days from and including the Closing Date to and including the last day of the _________ Monthly Period and the denominator of which is 360, (ii) .% and (iii) the Investor Interest on the Closing Date. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

     The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to [one-twelfth] of the product of (a) the Class A Floating Allocation, (b) .% (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to the product of (i) the Class A Floating Allocation, (ii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the _____, 1998 Monthly Period and the denominator of which is 360, (iii) the Net Servicing Fee Rate and (iv) the Investor Interest on the Closing Date. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to [one-twelfth] of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to the product of (i) the Class B Floating Allocation, (ii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the _____ 1998 Monthly Period and the denominator of which is 360, (iii) the Net Servicing Fee Rate and (iv) the Investor Interest on the Closing Date. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee") shall be equal to [one-twelfth] of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall be equal to the product of (i) the Collateral Floating Allocation, (ii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the _____ 1998 Monthly Period and the denominator of which is 360, (iii) the Net Servicing Fee Rate and (iv) the Investor Interest on the Closing Date. Pursuant to the Agreement, the amount by which the Servicing Fee exceeds the Investor Servicing Fee will be paid from amounts allocable to the Transferor Certificate and to other Series. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Application of Collections."

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

Reports to Certificateholders

     On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates-Reports to Certificateholders" in the attached prospectus. In addition, such statement will include (a) the amount, if any, withdrawn from the Principal Funding Account for such Transfer Date, and (b) the Collateral Interest, if any, for such Transfer Date. So long as the Certificates are listed on the Luxembourg Stock Exchange, notice to Certificateholders will be given by publication in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort). In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to their addresses as they appear on the register maintained by the Trustee.

                     Description of the Purchase Agreements

General

                  The Transferor has entered into the following receivables purchase agreements: (i) the DIC Receivables Purchase Agreement dated as of August 14, 1998 with DIC; (ii) the MFI Receivables Purchase Agreement dated as of August 14, 1998 with Mersco Factors; (iii) the DNB Receivables Purchase Agreement dated as of August 14, 1998 with DNB; and (iv) the MSNB Receivables Purchase Agreement dated as of August 14, 1998 with DNB-La. (collectively, the "Purchase Agreements"). Pursuant to the Purchase Agreements, each of DIC, Mersco Factors, DNB and DNB-La. transferred to the Transferor all then existing and thereafter arising receivables in each account identified on a list of accounts delivered to the Transferor, and all monies due or to become due with respect thereto as of the closed of business on August [12], 1998. In addition, pursuant to their Purchase Agreements, each of DNB and DNB-

La. transferred to the Transferor all receivables then existing and thereafter arising in each account created after August [12], 1998, and all monies due or to become due with respect thereto as of the date of creation of such receivables. With respect to any Series of Certificates, the transferor will transfer to the related Trust the Receivables identified in the related Prospectus Supplement and Agreement and will assign to the Trust its rights in, to and under the Purchase Agreements with respect to such Receivables.

                  The Transferor may enter into additional Purchase Agreements with one or more additional Originators, or may modify the Existing Purchase Agreements to the extent described in the prospectus Supplement related to a Series of Certificates. Each Purchase Agreement will contain substantially similar terms, or, with respect to any Series of Certificates, such other terms as shall have ben approved by the rating agencies rating such Series. The terms of the Purchase Agreements are generally described below. A form of the Purchase Agreements has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

Representations and Warranties

                  In each Existing Purchase Agreement, the related Originator has, and in each additional Purchase Agreement the related Originator will represent and warrant that, among other things, (i) it is duly organized and is validly existing and is in good standing under the laws of the jurisdiction of its incorporation with power, authority and legal right to acquire and own the Receivables transferred by it thereunder, (ii) such Purchase Agreement constitutes a legal, valid and binding obligation of such Originator, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, (iii) such Purchase Agreement constitutes either (a) valid transfer, assignment, set-over and conveyance to the Transferor of all right, title and interest of such Originator in, to and under the Receivables transferred by it thereunder and all proceeds of such Receivables, and such Receivables and proceeds will be held by the Transferor free and clear of any lien of any Person claiming through or under such Originator or any of its affiliates; or (b) a grant of a perfected, first priority, security interest (as defined in the UCC) in such property to the Transferor(subject to certain exceptions), (iv) each existing Account is an Eligible Account and no selection procedures adverse to the Transferor have been employed in selecting the Accounts from among the Eligible Accounts in such Originator's portfolio, (v) each Receivable transferred thereunder is an Eligible Receivable, (vi) each Receivable transferred thereunder has been or will be conveyed to the Transferor (1) free and clear of any lien of any Person claiming through or under such Originator or any of its affiliates and (2) in compliance, in all material respects, with all requirements of law applicable to such Originator, (vii) all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by such Originator in connection with the conveyance of Receivables to the Transferor under such Purchase Agreement have been duly obtained, effected or given and are in full force and effect, (viii) such Originator has the corporate power and authority to (a) execute and deliver such Purchase Agreement and to perform its obligations thereunder and (b) sell and assign to the Transferor the Receivables transferred and to be transferred thereunder and has duly authorized such transfers by all necessary corporate action on the part of such Originator and (ix) such Originator is, and after giving effect to the transfers contemplated to occur on any date under such Purchase Agreement, will be, solvent.

Certain Covenants

                  In each Existing Purchase Agreement the related Originator has, and in each additional Purchase Agreement the related Originator will agree, among other things, (i) to execute and file such financing statements, and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to perfect and preserve the sale to the Transferor of the Receivables transferred by such Originator and not to change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by it seriously misleading unless it shall have given the Transferor at least 60 days prior written notice thereof and shall file such financing statements or amendments as may be necessary to continue the perfection of the Transferor's interest in all Receivables sold transferred by such Originator, (ii), except for the conveyances under the Purchase Agreements and as contemplated by the Pooling and Servicing Agreement, not to sell, pledge, assign or transfer to any other Person any of the assets transferred by such Originator to the Transferor under its Purchase Agreement, and not to grant, create, incur, assume or suffer to exist any Lien thereon, and to shall defend the right, title and interest of the Transferor in, to and under all such transferred assets against all claims of third parties claiming through or under such Originator and (iii) not to make any change or modification to the credit criteria applied in respect of the origination of Receivables by it or the credit review process followed in connection with the origination of such Receivables (collectively, the "Credit and Collection Policy"), that could reasonably be expected to have a material adverse effect on the Transferor, as Transferor thereof.

Repurchase Events

                  In each Existing Purchase Agreement the related Originator has, and in each additional Purchase Agreement the related Originator will agree with the Transferor that in the event of (i) a breach of any of such Originator's representations and warranties contained in clauses (iv), (v), (vi) and (vii) above under the description "Representations and Warranties", unless such breach shall have been cured in all material respects within a period acceptable to the Transferor (but not more than 150 days), or (ii) a breach by such Originator of its covenant described in clause (ii) above under the description "Certain Covenants", which breach has a material adverse effect on the Transferor's interest in such Receivable or (iii) a breach of any of such Originator's representations and warranties contained in clause (iii) above under the description "Representations and Warranties" (any such Receivable, a "Warranty Receivable"), such Originator will, upon request by the Transferor, repurchase such Warranty Receivable from the Transferor by delivering to the Transferor an amount equal to the unpaid principal amount of such Receivable as of the close of business on the second Business Day preceding such date of reassignment (the "Warranty Payment"). The obligation of each Originator to repurchase any Warranty Receivable transferred by it as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against such Originator for such breach available to the Transferor or the Trustee. Upon receipt by the Transferor of the Warranty Payment, the Transferor will assign, without recourse, representation or warranty, to the applicable Originator all of the Transferor's right, title and interest in, to and under such Warranty Receivable and all monies due thereon.

                  The obligations of the Originators, or any of them, to repurchase Receivables under the circumstances described in the preceding paragraph will be guaranteed (a "Repurchase Guarantee") by Dillard's pursuant to a guarantee agreement in favor of the Transferor. The rights of the Transferor under such Repurchase Guarantee will be assigned to the Trustee for the benefit of the Certifcateholders of Series 1998-__.

Merger and Consolidation

     Any Person (a) into which an Originator may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which such Originator is a party, (c) succeeding to the business of such Originator, or (d) more than 50% of the voting stock of which is owned, directly or indirectly, by Dillard's, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of such Originator under its Purchase Agreement will succeed to such Originator under its Purchase Agreement without the execution or filing of any paper or any further act on the party of any of the parties to this Agreement; provided, however, that such Originator shall have delivered to
                --------  -------
the Transferor and the Trustee an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Transferor and the Trustee, respectively, in the Receivables transferred by such Originator and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

                         Listing And General Information

     Application will be made to list the Class A Certificates and the Class B Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Organization Certificate and By-laws of the Bank, as well as legal notice relating to the issuance of the Class A Certificates and the Class B Certificates will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request.

The Class A and the Class B Certificates have been accepted for clearance through the facilities of DTC, Cedel and Euroclear. The CUSIP numbers for the Class A Certificates and the Class B Certificates are _______ and __________, respectively; the International Securities Identification Numbers (ISIN) for the Class A Certificates and the Class B Certificates are US________ and US _________respectively; the Common Code numbers for the Class A Certificates and the Class B Certificates are __________ and ________, respectively.

     [Copies of the Pooling and Servicing Agreement the annual report of independent public accountants described in "Description of the Certificates-Evidence as to Compliance" in the attached prospectus, the documents listed under "Available Information" and the reports to Certificateholders referred to under "Reports to Certificateholders" and "Description of the Certificates-Reports to Certificateholders" in the attached prospectus will be available free of charge at the office of Banque Generale du Luxembourg, S.A. (the "Listing Agent"), 50 Avenue J.F. Kennedy, L-2951, Luxembourg. Financial information regarding the Transferor is included in the consolidated financial statements of Dillard's Inc. in its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. Such report is available, and reports for subsequent years will be available, at the office of the Listing Agent.

     So long as there is no Paying Agent and Transfer Agent in Luxembourg, Banque Generale du Luxembourg, S.A. will act as intermediary agent in Luxembourg. In the event that Definitive Certificates are issued, a Paying Agent and Transfer Agent will be appointed in Luxembourg.

     The Certificates, the Agreement and the Series 1998-__ Supplement are governed by the laws of the State of New York.


                             ERISA Considerations

     Section 406 of the Employee Retirement Income Security Act of 1979, as amended ("ERISA") and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

Class A Certificates

     A violation of the prohibited transaction rules could occur if the Class A Certificates were to be purchased with assets of any Plan if the Transferor, the Trustee, any underwriters of such Series or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exemption applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor ("DOL"). The Transferor, the Trustee, any underwriters of a Series and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing the Class A Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Transferor, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below and in the accompanying prospectus.

     Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Class A Certificates will represent beneficial interests in the Trust, and despite the agreement of the Transferor and the Certificate Owners to treat the Class A Certificates as debt instruments, the Class A Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and Section 4975 of the Code, unless the exception for "publicly-offered securities" is applicable as described in the accompanying prospectus. The Underwriters anticipate that the Class A Certificates will meet the criteria for treatment as "publicly-offered securities" as described in the accompanying prospectus. No restrictions will be imposed on the transfer of the Class A Certificates. It is expected that the Class A Certificates will be held by at least 100 or more investors who were independent of the issuer and of one another (" Independent Investors") at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

     If the foregoing exception under the Plan Asset Regulation were not satisfied, transactions involving the Trust and Parties in Interest with respect to a Plan that purchases or holds Class A Certificates might be prohibited under
Section 406 of ERISA and/or Section 4975 of the Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Code unless an exemption were available. The five DOL class exemptions described in the accompanying prospectus may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Class A Certificate by a Plan.

Class B Certificates

     The Underwriter currently does not expect that the Class B Certificates will be held by at least 100 Independent Investors and, therefore, does not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired or held by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.

Consultation with Counsel

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this prospectus supplement.


                                  Underwriting

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between DAFC and the underwriters named below (the "Underwriters"), DAFC has agreed to sell to the Underwriters of the Class
A Certificates (the "Class A Underwriters") and the Underwriter of the Class B Certificates (the "Class B Underwriter"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and the Class B Certificates, as applicable, set forth opposite its name:

                                           Principal Amount of
Class A Underwriters                       Class A Certificates

                                            $
----------------------                       ------------------

                                            $
----------------------                       ------------------

Total                                       $
     -----------------                       ------------------


                                            Principal Amount of
Class B Underwriter                         Class B Certificates

                                            $
------------------------                     ------------------


     The price to public, Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A and Class B Certificates, respectively, shall be as follows:

                                   Price to         Underwriting       Selling            Reallowance,
                                   public:          discount and       concessions, not   not to exceed:
                                                    commissions:       to exceed:
Class A                            (%)              (%)                (%)                (%)
Certificates

Class B                            (%)              (%)                (%)                (%)
Certificates

     After the offering is completed, DAFC will receive the proceeds, after deduction of the underwriting and other expenses, listed below:


                              Proceeds to     Proceeds to Transferor (as % of     Underwriting        Additional
                              Transferor      the principal amount of the         discounts and       offering expenses
                                              Certificates)                       concessions
Class A Certificates          ($)             (%)                                 ($)                 ($)

Class B Certificates          ($)             (%)                                 ($)                 ($)

     After the public offering, the public offering price and other selling terms may be changed by the Class A Underwriters and Class B Underwriters, as the case may be.

     Each Underwriter has represented and agreed that (a) it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation
1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     DAFC will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that the Underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

     [This prospectus supplement and the attached prospectus may be used by [Underwriter] in connection with offers and sales related to market-making transactions in the Certificates. [Underwriter] may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. [Underwriter] has no obligation to make a market in the Certificates and any such market-making may be discontinued at any time without notice, in its sole discretion. [Underwriter] is among the Underwriters participating in the initial distribution of the Certificates.]

                               Exchange Listing

     We will apply to list the Certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted. You should consult with Banque Generale du Luxembourg, S.A., the Luxembourg listing agent for the Certificates, 50 Avenue J.F. Kennedy, L-2951 Luxembourg, phone number (352) 42421, to determine whether or not the Certificates are listed on the Luxembourg Stock Exchange.


                                  Legal Matters

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Simpson Thacher & Bartlett, New York, New York. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by ____________________, [New York, New
York].

                             Prospectus Supplement

                                Dillard Credit
                               Card Master Trust
                                    Issuer

                              SERIES ______ - __

                                       $
                             Class A Floating Rate
                            Asset Backed Certificates

                                       $
                             Class B Floating Rate
                           Asset Backed Certificates


                          Dillard Asset Funding Company
                                   Transferor


                              Dillard National Bank
                                    Servicer


                   Underwriters of the Class A Certificates

                            [Name of Underwriters]

                    Underwriter of the Class B Certificates

                             [Name of Underwriter]


     You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Certificates in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this Prospectus Supplement and the Prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Certificates will deliver a Prospectus Supplement and Prospectus until ________, ____.

                                ---------------